Exhibit a2

ENTORO GRAY SWAN FUND

DECLARATION AND AGREEMENT OF TRUST

April 10, 2020

TABLE OF CONTENTS

Article I	NAME AND DEFINITIONS	3

Section I.1	Name	3

Section I.2	Definitions	3

Article II	PURPOSE	5

Section II.1	Purpose	5

Section II.2	Subsidiaries	5

Article III	TRUSTEES	6

Section III.1	Board	6

Section III.2	Powers	6

Section III.3	Legal Title	8

Section III.4	Number of Trustees on the Board; Term of Office	8

Section III.5	Election of Trustees	9

Section III.6	Resignation and Removal	9

Section III.7	Vacancies	9

Section III.8	Committees; Delegation	9

Section III.9	Quorum; Voting	10

Section III.10	Action Without a Meeting; Participation by Conference Telephone or Otherwise	10

Section III.11	Bylaws	10

Section III.12	No Bond Required	10

Section III.13	Reliance on Experts	10

Section III.14	Fiduciary Duty	10

Article IV	CONTRACTS	11

Section IV.1	Distribution Contract	11

Section IV.2	Advisory or Management Contracts	12

Section IV.3	Affiliations of Trustees or Officers, Etc	12

Article V	LIMITATION OF LIABILITY; INDEMNIFICATION	12

Section V.1	No Personal Liability of Shareholders, Trustees, Etc	12

Section V.2	Execution of Documents; Notice; Apparent Authority	12

Section V.3	Indemnification of Trustees, Officers, Etc	13

Article VI	SHARES OF BENEFICIAL INTEREST	13

Section VI.1	Beneficial Interest	13

Section VI.2	Other Securities	14

Section VI.3	Initial Designation of Classes	14

Section VI.4	Rights of Shareholders	14

Section VI.5	Trust Only	14

Section VI.6	Issuance of Shares	14

Section VI.7	Register of Shares	15

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Section VI.8	Share Certificates	15

Section VI.9	Transfer of Shares	15

Section VI.10	Voting Powers	15

Section VI.11	Meetings of Shareholders	16

Section VI.12	Annual Meetings of Shareholders	16

Section VI.13	Action Without a Meeting	16

Section VI.14	Quorum and Required Vote	16

Section VI.15	Delivery by Electronic Transmission or Otherwise	16

Section VI.16	Additional Provisions	16

Section VI.17	Removal of Trustees by Shareholders	16

Article VII	REPURCHASE AND REDEMPTION OF COMMON SHARES	17

Section VII.1	Repurchase of Shares	17

Section VII.2	Notice to Shareholders	17

Section VII.3	Determination of Repurchase Offer Amount	17

Section VII.4	Repurchase Price	17

Section VII.5	Repurchase Amounts and Payment of Proceeds	17

Section VII.6	Suspension or Postponement of Repurchase Offer	18

Section VII.7	Liquidity Requirements	18

Section VII.8	Repurchase by Agreement	18

Section VII.9	Involuntary Redemption; Disclosure of Ownership	18

Article VIII	DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS	19

Section VIII.1	Net Asset Value	19

Section VIII.2	Intentionally Omitted	20

Section VIII.3	By Whom Determined	20

Section VIII.4	Power to Modify	21

Article IX	DIVIDEND REINVESTMENT POLICY	21

Section IX.1	Dividend Reinvestment Policy	21

Section IX.2	Automatic Reinvestment	21

Article X	DURATION; DISSOLUTION AND TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.	21

Section X.1	Duration and Termination	21

Section X.2	Amendment Procedure	22

Section X.3	Merger, Consolidation and Sale of Assets	23

Section X.4	Conversion to Other Business Entities	23

Section X.5	Incorporation	23

Article XI	MISCELLANEOUS	23

Section XI.1	Registered Agent; Registered Office	23

Section XI.2	Governing Law	23

Section XI.3	Counterparts	24

Section XI.4	Reliance by Third Parties	24

Section XI.5	Provisions in Conflict with Law or Regulations	24

Section XI.6	Use of Name	24

Section XI.7	Derivative Actions	24

Section XI.8	General Direct Actions	25

Section XI.9	Inspection of Records and Reports	26

Section XI.10	Exclusive Delaware Jurisdiction	26

Section XI.11	Waiver of Jury Trial	26

Section XI.12	Conversion	26

Section XI.13	Section Headings; Interpretation	26

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DECLARATION AND AGREEMENT OF TRUST

OF

ENTORO GRAY SWAN FUND

DECLARATION AND AGREEMENT OF TRUST made on April 10, 2020 by and among the individuals executing this Declaration and Agreement of Trust as Trustees and the holders from time to time of the shares of beneficial interest issued hereunder.

WHEREAS, the Trustees desire to establish a Delaware statutory trust; and

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

NOW THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall be held and managed in trust for the pro rata benefit of the holders (“Shareholders”), from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

Article I
NAME AND DEFINITIONS

Section I.1 Name. The name of the trust created hereby is “Entoro Gray Swan Fund,” in which name, or other name from time to time as the Trustees may determine, the Trustees shall conduct the business and activities of the Trust and execute all documents and take all actions authorized herein. The Trustees may, without Shareholder approval, change the name of the Trust or any class and adopt such other name as they deem proper.

Section I.2 Definitions. Wherever they are used herein, the following terms have the following meanings:

“Affiliate” shall have the meaning of “Affiliated Person” set forth in Section 2(a)(3) of the 1940 Act.

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“Alternative Investments” shall have the meaning set forth in Section II.2.

“Board” shall have the meaning set forth in Section III.1.

“Bylaws” shall mean the Bylaws of the Trust as amended from time to time;

“class” or “class of Shares” shall refer to the division of Shares into two or more classes as provided in Article VI hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall mean Shares that do not have preference over any other class of Shares with respect to the payment of dividends or distributions upon liquidation, termination or winding up of the affairs of the Trust.

“Declaration” shall mean this Declaration and Agreement of Trust as amended from time to time. This Declaration and any Bylaws of the Trust shall constitute the governing instrument of the Trust.

“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time.

“BTC Futures” shall have the meaning set forth in Section II.2.

“Distributor” shall have the meaning set forth in Section IV.1.

“Fiduciary Covered Person” shall have the meaning set forth in Section 3.14.1.

“General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a series or class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

“Independent Trustees” shall have the meaning set forth in Section III.4.

“Investment Adviser” or “Adviser” shall have the meaning set forth in Section IV.2.

“Majority Shareholder Vote” (i) with respect to matters voted upon by all Shareholders voting as a single class, shall have the meaning of “majority of the outstanding voting securities of a company” set forth in section 2(a)(42) of the 1940 Act; and (ii) with respect to any other matter required to be submitted to the outstanding voting Shares, shall have the meaning of “majority of the outstanding voting securities” of a class or series set forth in Rule 18f-2(h) under the 1940 Act.

“NAV” shall have the meaning as set forth in Section VIII.1.

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time and the rules and regulations thereunder, and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

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“Person” shall mean an individual, a company, a corporation, partnership, trust (statutory or common law), or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, a state, municipality or other political subdivision or any governmental agency or instrumentality.

“Principal Underwriter” shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.

“Repurchase Offer Amount” shall have the meaning as set forth in Section VII.3.

“Repurchase Payment Deadline” shall have the meaning as set forth in Section VII.5(a).

“Repurchase Request Deadline” shall have the meaning as set forth in Section VII.2.

“series” or “series of Shares” shall refer to the division of Shares into two or more series as provided in Article VI hereof.

“Shareholder” shall mean a record owner of Shares.

“Shareholder Notification” shall have the meaning as set forth in Section VII.2.

“Shares” shall mean the units of interest into which the beneficial interest in the Trust (or, if more than one series or class is authorized, each series or class thereof) shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Subsidiary” or “Subsidiaries” shall have the meaning as set forth in Section II.2.

“Transferable Shares” shall have the meaning as set forth in Section VI.9.

“Trust” shall mean the Delaware statutory trust established under the Delaware Act by this Declaration, as from time to time amended. All provisions herein relating to the Trust shall apply equally to each series or class of Shares except as the context otherwise requires.

“Trust Investments” shall have the meaning set forth in Section II.2.

“Trust Property” shall mean the portfolio of investments of the Trust including any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

“Trustees” shall mean the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the sole Trustee at any time that there is only one Trustee of the Trust.

Article II
PURPOSE

Section II.1 Purpose. The purpose of the Trust is to engage in, operate and carry on the business of a closed-end management investment company, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, both within and without the State of Delaware, and without limiting the foregoing or the other provisions hereof, the Trust may exercise all powers conferred by the laws of the State of Delaware upon a Delaware statutory trust formed pursuant to the Delaware Act.

Section II.2 Subsidiaries. The Trust intends to hold assets directly and through one or more subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) organized in the United States and foreign jurisdictions. The Trust intends to qualify for treatment as a “regulated investment company” within the meaning of Section 851 of the Code.

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Article III
TRUSTEES

Section III.1 Board. The Trust shall be managed by a Board of Trustees (the “Board”). The Board is responsible for the overall management of the Trust, including supervision of the duties performed by the Adviser. The Board is responsible for the Trust’s overall management, including adopting the investment and other policies of the Trust, and hiring, replacing and supervising the Adviser.

Section III.2 Powers. The Trustees of the Board, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the conduct of the affairs of the Trust as set forth in this Declaration, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by the Delaware Act. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have all powers necessary or convenient to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

Without limiting the foregoing, the Trustees shall have the power:

(a)       To enter into contracts of any nature related to the business of the Trust.

(b)       To appoint agents and employees of the Trust, which agents and employees may be designated as officers of the Trust with corresponding titles as the Trustees may determine in their discretion.

(c)       To exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote, give assent, execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dispose of any of such rights, powers or privileges.

(d)       To exercise powers and rights of subscription or otherwise which in any manner arise out of the Trust’s ownership of securities.

(e)       To declare and pay dividends and distributions to Shareholders.

(f)       To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real or personal, and any interest therein.

(g)       To borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting the Trust Property to security interests; and to lend Trust Property.

(h)       To aid by further investment any Person, if any obligation of or interest in such Person is included in the Trust Property or if the Trustees have any direct or indirect interest in the affairs of such Person; to do anything designed to preserve, protect, improve or enhance the value of such obligation or interest; and to endorse or guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person; and to mortgage the Trust Property or any part thereof to secure any of or all such obligations.

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(i)       To enter into joint ventures, general or limited partnerships and any other combinations or associations.

(j)       To purchase and pay for entirely out of Trust Property liability, casualty, property and other insurance, including, without limitation, insurance policies insuring the Shareholders, Trustees, officers, employees and agents of the Trust, the Investment Adviser, the Distributor and dealers or independent contractors of the Trust against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, whether or not the Trust would have the power, under provisions of applicable law, to indemnify such Person against such liability.

(k)       To establish and carry out pension, profit-sharing, share purchase, share bonus, savings, thrift and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust.

(l)       To the extent permitted by law and determined by the Trustees, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees and agents of the Trust, the Investment Adviser, the Distributor, the transfer agent, the custodian and dealers.

(m)       To incur and pay any charges, taxes and expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Trust, and to pay from the funds of the Trust Property to themselves as Trustees reasonable compensation and reimbursement for expenses.

(n)       To prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.

(o)       To exercise the right to consent, and to enter into releases, agreements and other instruments, including, but not limited to, the right to consent or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer any security of which is or was held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of such property by said corporation or issuer, and to pay calls or subscriptions with respect to securities held by the Trust.

(p)       To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper.

(q)       To employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

(r)       To adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

(s)       To employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities.

(t)       To retain a transfer or similar agent or a shareholder servicing agent, or both.

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(u)       To provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters, or both, or otherwise, including pursuant to one or more distribution plans of any kind.

(v)       To interpret the investment policies, practices or limitations of the Trust.

(w)       To set record dates for the determination of Shareholders with respect to various matters.

(x)       To take such actions as are authorized, incidental or required to be taken by the Trustees pursuant to other provisions of this Declaration.

(y)       To engage in any other lawful act or activity in which statutory trusts organized under the laws of State of Delaware may engage, including, but not limited to, any and all acts permitted of a closed-end company and “interval fund” under the 1940 Act.

The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation. To the fullest extent permitted by law, any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds. Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

Section III.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the Delaware Act, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or subcustodian or a nominee or nominees or otherwise. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust. To the extent title to the Trust Property has been vested in the Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section III.4 Number of Trustees on the Board; Term of Office. The initial Trustees shall be the persons initially signing this Declaration. The number of Trustees shall be the number of persons so signing until changed by the Trustees, and the Trustees may fix the number of Trustees from time to time, provided that the Board consists of a majority of individuals who are not “interested persons” (as defined under the 1940 Act) (“Independent Trustees”). The initial Board shall consist of five Trustees, three of whom are Independent Trustees and one of whom shall serve as the “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K Independent Trustees are Dara Albright, Tim Reynders, and Truc To, with Mr. To serving as the Board’s initial audit committee financial expert. Each of the Trustees executing this Declaration and each Trustee thereafter appointed or elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section III.7 hereof.

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Section III.5 Election of Trustees. The Trustees of the Board are elected for indefinite terms and do not stand for reelection. Trustees may be elected at a Shareholders’ meeting. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. At such a Shareholders’ meeting, Trustees shall be elected by a plurality of the votes validly cast. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. The election of any Trustee shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. The Trustees may determine by resolution those Trustees, if any, that shall be elected by Shareholders of a particular class of Shares (e.g., by a class of preferred Shares issued by the Trust) prior to the initial offering of such class of Shares. Trustees need not own Shares.

Section III.6 Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the Chairman of the Board, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any of the Trustees may be removed from office without cause only (i) by a written instrument signed or adopted by a majority of the remaining Trustees or (ii) by a vote of the holders of at least two-thirds of the shares of the Trust that are entitled to elect a Trustee and that are entitled to vote on the matter. Trustees may be removed with cause (A) by the affirmative vote of two-thirds of the remaining Trustees (provided that the aggregate number of Trustees after such removal shall not be less than two) or (B) by the Shareholders pursuant to Section VI.16 hereof.

Section III.7 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section III.6 hereof or otherwise), bankruptcy, adjudication of incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section III.4 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that such power of appointment shall be subject to and limited by all applicable provisions of the 1940 Act and no such appointment shall become effective until the person named shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section III.5 or this Section III.7, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

Section III.8 Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income and the power to declare a dividend or other distribution on the Shares of any series or class), subject to any limitations contained in the Bylaws, and in general to delegate from time to time to one or more of their number or to one or more officers, employees or agents of the Trust any or all of their powers, authorities, duties and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient (including but not limited to the power to declare a dividend or other distribution on the Shares of any series or class), provided that the Trustees shall not have the power to delegate to anyone the power:

(a)       to change the principal office of the Trust;

(b)       to amend the Bylaws;

(c)       to issue Shares of any series or class;

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(d)       to elect or remove from office any Trustee or the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or the Secretary of the Trust;

(e)       to increase or decrease the number of Trustees;

(f)       to declare a dividend or other distribution on the Shares of any series or class;

(g)       to authorize any merger, consolidation or sale, lease or exchange of all or substantially all of the Trust Property.

Section III.9 Quorum; Voting. At all meetings of the Trustees, the presence of one-third of the total number of Trustees authorized, but not less than two, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the Bylaws or the 1940 Act.

Section III.10 Action Without a Meeting; Participation by Conference Telephone or Otherwise. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings. Unless the 1940 Act requires that Trustees must be present in person at a meeting of Trustees, Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or other means if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

Section III.11 Bylaws. The Trustees may adopt Bylaws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and may amend or repeal such Bylaws. In the event of any inconsistency between this Declaration and Agreement of Trust and the Bylaws, this Declaration and Agreement of Trust shall control.

Section III.12 No Bond Required. No Trustee shall be obliged to give any bond or other security for the performance of any of his duties hereunder.

Section III.13 Reliance on Experts. Each Trustee, officer, agent and employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust, (b) by the Investment Adviser, the Distributor, the custodian or the transfer agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters or questions, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.

Section III.14 Fiduciary Duty.

Section 3.14.1 General. To the extent that, at law or in equity, a Trustee or officer of the Trust (each a “Fiduciary Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, a Fiduciary Covered Person acting under this Declaration shall not be liable to the Trust, the Shareholders or to any other Person with respect to actions taken in good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of Fiduciary Covered Persons otherwise existing at law or in equity, shall replace such other duties (including fiduciary duties) and liabilities of such Fiduciary Covered Persons. To the fullest extent permitted by law, no Person other than a Trustee or officer of the Trust shall have any fiduciary duties (or liability therefor) to the Trust or any Shareholder. Except where a different standard is expressly provided for in this Declaration, the Trustees and officers of the Trust shall have the benefit of the business judgment rule in the performance of their duties to the Trust and the Shareholders.

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Section 3.14.2 Certain Conflicts, Etc. Unless otherwise expressly provided herein:

(a)       whenever a conflict of interest exists or arises between any Fiduciary Covered Person or any Affiliates, on the one hand, and the Trust or any Shareholders or any other Person, on the other hand; or

(b)       whenever this Declaration or any other agreement contemplated herein or therein provides that a Fiduciary Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, a Fiduciary Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Fiduciary Covered Person, the resolution, action or terms so made, taken or provided by a Fiduciary Covered Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of a Fiduciary Covered Person at law or in equity or otherwise.

Section 3.14.3 Fiduciary Covered Person Discretion and Good Faith. Notwithstanding any other provision of this Declaration, and subject to applicable law, whenever in this Declaration Fiduciary Covered Persons are permitted or required to make a decision (i) in their “discretion” or under a grant of similar authority, the Fiduciary Covered Persons shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or (ii) in “good faith” or under another express standard, the Fiduciary Covered Persons shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Declaration shall mean subjective good faith as such term is understood and interpreted under Delaware law.

Section 3.14.4 Fiduciary Covered Person Permitted Activities. Any Fiduciary Covered Person and any Affiliate of any Fiduciary Covered Person may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Fiduciary Covered Person. No Fiduciary Covered Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Fiduciary Covered Person shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Fiduciary Covered Person pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Fiduciary Covered Person may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

Section 3.14.5 Limitation of Liability. A Trustee, officer, agent or employee of the Trust shall have no liability to the Trust or the Shareholders except for his own willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, and shall not be liable for errors of judgment or mistakes of fact or law.

Article IV
CONTRACTS

Section IV.1 Distribution Contract. The Trust may from time to time enter into a distribution contract with another Person (the “Distributor”) providing for the sale of Shares, pursuant to which the Trust may agree to sell Shares of one or more series or class to the Distributor or appoint the Distributor its sales agent for the Shares. Such contract may provide that the Distributor may enter into contracts with other persons to sell the Shares on behalf of the Distributor and the Trust. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trust and shall contain such terms and conditions, if any, as may be prescribed in the Bylaws and such further terms and conditions not inconsistent with the provisions of this Article IV or of the Bylaws as the Trustees may in their discretion determine.

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Section IV.2 Advisory or Management Contracts. Subject to approval by a Majority Shareholder Vote to the extent required by the 1940 Act, the Trust may from time to time enter into investment advisory or management contracts with one or more other Persons (the “Investment Advisers”) pursuant to which the Investment Adviser or Advisers shall agree to furnish to the Trust management, investment advisory, statistical and research facilities or other services. Such contract shall contain such other terms and conditions, if any, as may be prescribed in the Bylaws and such further terms and conditions not inconsistent with the provisions of this Article IV, the Bylaws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Trust’s investments.

Section IV.3 Affiliations of Trustees or Officers, Etc. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trust or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, or the Shareholders.

Article V
LIMITATION OF LIABILITY; INDEMNIFICATION

Section V.1 No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. All Persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. No Trustee shall be subject to any personal liability whatsoever to any person other than the Trust or the Shareholders in connection with the Trust Property or the acts, obligations or affairs of the Trust. The Trustees shall not be responsible or liable to the Trust or the Shareholders for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, the Investment Advisers, the Distributor, the custodian and the transfer agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.

Section V.2 Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent of the Trust or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent of the Trust.

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Section V.3 Indemnification of Trustees, Officers, Etc. The Trust shall indemnify each of its Trustees, officers, employees and agents (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust. No individual shall be indemnified hereunder against any liability to the Trust or the Shareholders by reason of willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In addition, the Trustees of the Board shall not be indemnified for any liability, including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law. In addition, no such indemnity shall be provided with respect to any matter disposed of by settlement or a compromise payment by such Trustee, officer, employee or agent of the Trust, pursuant to a consent decree or otherwise, either for said payment or for any other expenses unless there has been a determination that such compromise is in the best interests of the Trust and that such Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and did not engage in willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. All determinations that the applicable standards of conduct have been met for indemnification hereunder shall be made by (a) a majority vote of a quorum consisting of disinterested Trustees who are not parties to the proceeding relating to indemnification, or (b) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, by independent legal counsel in a written opinion, or (c) a vote of Shareholders (excluding Shares owned of record or beneficially by such individual). In addition, unless a matter is disposed of with a court determination (i) on the merits that such Trustee, officer, employee or agent was not liable or (ii) that such Person was not guilty of willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, no indemnification shall be provided hereunder unless there has been a determination by independent legal counsel in a written opinion that such Person did not engage in willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Trustees may make advance payments out of the assets of the Trust in connection with the expense of defending any action with respect to which indemnification might be sought under this Section V.3. The indemnified Trustee, officer, employee or agent of the Trust shall give a written undertaking to reimburse the Trust in the event it is subsequently determined that he or she is not entitled to such indemnification and (a) the indemnified Trustee, officer, employee or agent of the Trust shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of lawful advances, or (c) a majority of a quorum of disinterested Trustees or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The rights accruing to any Trustee, officer, employee or agent of the Trust under these provisions shall not exclude any other right to which he or she may be lawfully entitled and shall inure to the benefit of his or her heirs, executors, administrators or other legal representatives.

Article VI
SHARES OF BENEFICIAL INTEREST

Section VI.1 Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of full and fractional shares of beneficial interest (“Shares”), no par value. Such shares of beneficial interest may be issued in different classes and/or series of beneficial interests. All shares of the Trust have the same rights and are identical in all material respects. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when issued and have no pre-emptive, conversion or exchange rights when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust. The Trustees may hold treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series or class repurchased or redeemed at their discretion from time to time.

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Section VI.2 Other Securities. The Trustees may subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement the Trust’s governing instrument as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under the Trust’s governing instrument. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Trust’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section VI.3 Initial Designation of Classes. Subject to the designation of additional classes pursuant to Section VI.2, there shall be one class, hereby designated as Institutional Class Shares of the Trust. The Trust may file an application with the Commission to receive exemptive relief to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. An investment in any share class of the Trust represents an investment in the same assets of the Trust.

Section VI.4 Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may otherwise approve, including pursuant to Section VI.2.

Section VI.5 Trust Only. The Trust shall be a Delaware statutory trust organized under the Delaware Act. It is the intention of the Trustees to create only the relationship of Trustees and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section VI.6 Issuance of Shares.

Section 6.6.1 General. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares. All such Shares, when issued in accordance with the terms of this Section VI.6, shall be fully paid and nonassessable.

Section 6.6.2 On Merger or Consolidation. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

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Section 6.6.3 Fractional Shares. The Trustees may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share. In addition, each share of the Trust is entitled to participate equally with other shares (i) in dividends and distributions declared by the Trust; and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities.

Section VI.7 Register of Shares. The Trust’s transfer agent will maintain an account for each Shareholder which shall contain the names and addresses of the Shareholders of each series or class, the number of Shares of each such series or class held by them respectively, a record of all transfers thereof and any other information required by the Code, United States Treasury Regulations or any other taxing authority with respect to a “regulated investment company” (within the meaning of Section 851 of the Code). Transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each series or class. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the Bylaws provided, until he or she has given his or her address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

Section VI.8 Share Certificates. No certificates certifying ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

Section VI.9 Transfer of Shares. Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder’s descendants to transfer shares in the event of such shareholder’s death pursuant to certain conditions and restrictions (“Transferable Shares”). Such Transferable Shares of any series or class shall be transferable on the records of the Trust upon delivery to the Trust or its transfer agent or agents of appropriate evidence of assignment, transfer, succession or authority to transfer accompanied by any certificate or certificates representing such Shares previously issued to the transferor. Upon such delivery the transfer shall be recorded on the register of the appropriate series or class. Until such record is made, the Trustees, the transfer agent, and the officers, employees and agents of the Trust shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

Section VI.10 Voting Powers. The Shareholders shall have power to vote only: (a) for the election of Trustees as provided in Section III.4 hereof; (b) with respect to any investment advisory or management contract entered into pursuant to and to the extent required by Section IV.2 hereof; (c) with respect to the removal of Trustees pursuant to Section VI.16 hereof; (d) with respect to any termination of the Trust, as provided in Section IX.1 hereof; (e) with respect to any amendment of this Declaration to the extent and as provided in Section IX.2 hereof; and (f) with respect to such additional matters relating to the Trust as may be required by this Declaration or the Bylaws or by reason of the registration of the Trust or the Shares with the Commission or any state or by any applicable law or any regulation or order of the Commission or any state or as the Trustees may consider necessary or desirable. On any matter submitted to a vote of Shareholders, all Shares issued and outstanding shall, subject to applicable law, be voted as a single class in the aggregate and not by series or class, except with respect to (i) any matter determined by the Trustees to affect Shareholders of any particular series or class in a material respect different from the Shareholders of one or more other series or classes; and (ii) such matters as may be otherwise required by this Declaration or by the Bylaws or by reason of the registration of the Trust or its Shares with the Commission or any state or by any applicable law (including the 1940 Act) or any regulation or order of the Commission or any state or as the Trustees may consider necessary or desirable. With respect to such matters, Shareholders of each affected series or class shall have the power to vote as a separate series or class, as determined by the Trustees, and Shareholders that are not so affected shall not be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the Bylaws or this Declaration to be taken by Shareholders. The Bylaws may include further provisions for Shareholders’ votes and related matters.

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Section VI.11 Meetings of Shareholders. Meetings of the Shareholders may be called at any time by the Chairman of the Board, the President or any Vice President of the Trust, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. Without limiting the provisions of Section VI.13 hereof, a special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than a majority of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

Section VI.12 Annual Meetings of Shareholders. The Trust does not intend to hold annual meetings of its shareholders.

Section VI.13 Action Without a Meeting. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this Declaration or the Bylaws consents to the action in writing and the written consents are filed with the records of Shareholders’ meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

Section VI.14 Quorum and Required Vote. One-third (33 1/3%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or this Declaration permits or requires that holders of any series or class shall vote as a series or class, then one-third percent (33 1/3%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within six months after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration or the Bylaws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question, provided that where any provision of law or of this Declaration permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

Section VI.15 Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

Section VI.16 Additional Provisions. The Bylaws may include further provisions for Shareholders’ votes and meetings and related matters.

Section VI.17 Removal of Trustees by Shareholders. No Trustee shall serve as trustee of the Trust after the holders of record of not less than two-thirds of the outstanding Shares of the Trust that are entitled to elect a Trustee and that are entitled to vote on the matter have declared that such Trustee be removed from office either by a declaration in writing filed with the Secretary of the Trust or by votes cast in person or by proxy at a meeting called for such purpose. Notwithstanding the provisions of Section VI.11 hereof, the Trustees shall comply at all times with the provisions of the 1940 Act, including without limitation Section 16(c) thereof or any successor section, pertaining to the removal of Trustees by Shareholders.

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Article VII

REPURCHASE AND REDEMPTION OF COMMON SHARES

Section VII.1 Repurchase of Shares. Once each quarter, the Trust will offer to repurchase no less than five (5%) percent and no more than twenty 25%) percent of its Common Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act or any exemption therefrom. The Trust may require Common Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon repurchase of Common Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a repurchase fee, payable to the Trust, in such amount as may be determined from time to time by the Trustees. The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act or any exemption therefrom, regarding the repurchase of Common Shares of the Trust. Subject to applicable federal law, including the 1940 Act, and except as otherwise determined by the Trustees, upon repurchase, Common Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were repurchased. The offer to purchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Trust’s outstanding voting securities (as defined in the 1940 Act).

Section VII.2 Notice to Shareholders. Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Approximately 30 days (but no less than 21 days and more than 42 days) before each Repurchase Request Deadline, the Trust shall send to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a notification containing information regarding dates and the procedures applicable to Shareholders who wish to participate in such quarterly repurchase offer (“Shareholder Notification”).

Section VII.3 Determination of Repurchase Offer Amount. The Board, or a committee thereof, in its sole discretion, will determine the number of Shares that the Trust will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount will be no less than 5% and no more than 25% of the total number of Shares outstanding on the Repurchase Request Deadline. As discussed in Section VII.5, if Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Trust will repurchase the Shares on a pro rata basis. However, the Trust may accept all shares tendered for repurchase by Shareholders who own less than one hundred (100) Shares and who tender all of their Shares, before prorating other amounts tendered.

Section VII.4 Repurchase Price. Common Shares shall be repurchased at their net asset value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Trustees. With respect to Common Shares, net asset value shall be determined as set forth in Article VIII hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Payment for Common Shares repurchased shall be made in cash or in property out of the assets of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

Section VII.5 Repurchase Amounts and Payment of Proceeds. Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. The Trust shall permit repurchase requests to be withdrawn or modified at any time until the Repurchase Request Deadline, but shall not permit repurchase requests to be withdrawn or modified after the Repurchase Request Deadline. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record, or credited directly to a predetermined bank account on the repurchase payment deadline, which will be no more than seven days after the Repurchase Pricing Date (the “Repurchase Payment Deadline”). The Board may establish other policies for repurchases of shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

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Section VII.6 Suspension or Postponement of Repurchase Offer. The Trust may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Trust to lose its status as a “regulated investment company” within the meaning of Section 851 of the Code; (b) for any period during which the NYSE or any market on which the securities owned by the Trust are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or (d) for such other periods as the Commission may by order permit for the protection of shareholders of the Trust.

Section VII.7 Liquidity Requirements. The Trust must maintain liquid assets or available borrowing base equal to the Repurchase Offer Amount from the time that the notice is sent to shareholders until the Repurchase Pricing Date. The Trust will ensure that a percentage of its net assets (plus available borrowing base) equal to at least one hundred (100%) percent of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Trust has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. If, at any time, the Trust falls out of compliance with the liquidity requirements described herein, the Board may take whatever action it deems appropriate to ensure compliance.

Section VII.8 Repurchase by Agreement. The Trust may repurchase Common Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof, or an agent designated by such owner, at a price not exceeding the net asset value per share determined as set forth in Article VIII hereof as of the time specified in the prospectus of the Trust at the time in effect.

Section VII.9 Involuntary Redemption; Disclosure of Ownership. (a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Common Shares or other securities of the Trust or any series or class thereof has or may become concentrated in any Person to an extent which would disqualify the Trust as a “regulated investment company” within the meaning of Section 851 of the Code or would cause the Trust to be treated as a personal holding company under the Code, then the Trustees shall have the power by lot or other means deemed equitable by them:

(i)       to call for redemption a number of Common Shares sufficient in the opinion of the Trustees to (A) maintain or bring the direct or indirect ownership of Common Shares into conformity with the requirements for such qualification or (B) avoid or to continue to avoid the treatment of the Trust as a personal holding company under the Code, and

(ii)      to refuse to transfer or issue Common Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification or treatment. Any redemption pursuant to this Section VII.9 shall be effected at net asset value determined in accordance with Section VIII.1 below.

(iii)     The holders of Common Shares of the Trust shall, upon request, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Common Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Code, United States Treasury regulations, or with the requirements of any other taxing authority.

(iv)     The Trustees shall have the power to redeem Common Shares in any Shareholder’s account at a redemption price determined in accordance with Section VIII.1 below if at any time the total number of Common Shares held in such account is fewer than an established minimum selected by the Trustees, in which event the Shareholder shall be notified that the number of Common Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Trustees, in which to avoid such redemption by increasing the account to at least the established minimum.

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Oversubscribed Repurchase Offers

There is no minimum number of Shares that must be tendered before the Fund will honor repurchase requests. However, the Fund’s Trustees set for each repurchase offer a maximum percentage of Shares that may be repurchased by the Fund. In the event a repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Shares up to a maximum amount of 2% of the outstanding Shares of the Fund. If the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if shareholders tender an amount of Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Shares tendered on a pro rata basis.

Notwithstanding the foregoing, under certain circumstances, the Fund may, in its discretion, accept shares tendered by shareholders who own fewer than 100 shares and tender all of their shares for repurchase in a repurchase offer. In that case, these shares would be accepted before prorating the shares tendered by other shareholders. In addition, if a repurchase offer is oversubscribed, the Fund may offer to repurchase additional Shares in an amount determined by the Board that are tendered by the estate of a shareholder who is deceased (an “Estate Offer”). If an Estate Offer is oversubscribed, the Fund will repurchase such Shares on a pro rata basis. As a result, there can be no assurance that the Fund will be able to repurchase all of the Shares tendered in an Estate Offer. If the Fund repurchases any Shares pursuant to an Estate Offer, this will not affect the number of Shares that it repurchases from other shareholders in the quarterly repurchase offers.

If any Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer. In anticipation of the possibility of proration, some shareholders may tender more Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.

There is no assurance that you will be able to tender your Shares when or in the amount that you desire.

Article VIII
DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

Section VIII.1 Net Asset Value.1 Net asset value (“NAV”) per share shall be computed by determining the aggregate market value of all assets of the Trust less its liabilities divided by the total number of the Trust’s shares outstanding ((asset-liabilities)/number of shares=NAV per share) attributable to the Trust. The NAV takes into account the expenses and fees of the Trust, including investment advisory, administration, shareholder servicing, and any distribution fees, which are accrued daily. The determination of NAV of the Trust for a particular day is applicable to all applications for the purchase of Shares received by the Trust (or an authorized broker or agent, or its authorized designee) before the close of trading on the applicable market. During any period when the Fund is offering its Shares, it is the current intention of the Fund that the NAV per share of the Shares shall be computed no less frequently than once daily, Monday through Friday, as of the Valuation Time, except on days on which the NYSE does not open for business; provided, that the Fund reserves the right to calculate the net asset value more or less frequently if deemed desirable, subject to the requirements of Rule 23c-3. The Valuation Time is ordinarily at the close of regular trading on the NYSE (normally 4:00 p.m. Eastern time). In unusual circumstances, the Valuation Time may be at a time other than 4:00 p.m. Eastern time, for example, in the event of an earlier, unscheduled close or halt of trading on the NYSE. Current net asset values per share of the Fund may be obtained by contacting the Transfer Agent by telephone at [*].

(a)       Publicly Traded Securities. Publicly traded securities are valued at the last sale, official close or if there are no reported sales at the mean between the bid and asked price on the primary exchange on which they are traded. The values of the Fund’s investments in publicly-traded foreign equity securities generally will be the closing or final trading prices in the local trading markets but may be adjusted based on values determined by a pricing service using pricing models designed to estimate changes in the values of those securities between the times in which the trading in those securities is substantially completed and the close of the New York Stock Exchange (“NYSE”).

1 Note to Draft: Consider deleting this section and relying on Section VIII.3 as drafted. This level of detail does not appear to be necessary for the Declaration. If this section is retained, then consider deleting the NAV references from Section VIII.3 as there is overlap between these provisions.

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(b)       Futures Contracts. Futures contracts are valued at the settlement price on the exchange purchased or, if available, mean of the bid and asked prices.

(c)       Short Term Paper. Short-term debt instruments, such as commercial paper, bankers’ acceptances and U.S. Treasury Bills, having a maturity of 60 days or less, are generally valued at amortized cost

(d)       Other Debt, Other debt securities, including corporate and government debt securities (of U.S. or foreign issuers) and municipal debt securities in each case having a remaining maturity in excess of 60 days, loans, mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities (except event-linked bonds) are valued by an independent pricing service at an evaluated (or estimated) mean between the closing bid and asked prices.

(e)       Open-End Investment Companies. With respect to any portion of the Trust’s assets that are invested in one or more open-end investment companies that are registered under the 1940 Act, the Trust’s NAV is calculated based upon the net asset values of the registered open-end investment companies in which each Trust invests, and the prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.

If market quotations are not readily available or available market quotations or other information are deemed to be unreliable by the Valuation Committee, and if the valuation of the applicable instrument is not covered by the valuation methods described above or if the valuation methods are described above, but such methods are deemed unreliable by the Valuation Committee, then such instruments will be valued as determined in good faith by the Adviser. In these circumstances, the Fund determines fair value in a manner that seeks to reflect the market value of the instrument on the valuation date based on consideration by the Adviser of any information or factors it deems appropriate. For purposes of determining the fair value of securities, the Adviser may generally consider, without limitation: (i) indications or quotes from brokers or other third-party sources (ii) valuations provided by a third-party pricing agent, (iii) internal models that take into consideration different factors determined to be relevant by the Adviser; (iv) in the case of Bitcoin futures, calculations or estimates of the reference rate specified by the relevant exchange for the settlement of the Bitcoin futures; or (v) any combination of the above.

Fair value pricing may require subjective determinations about the value of a portfolio instrument. Fair values may differ from quoted or published prices, or from prices that are used by others, for the same investments. Also, the use of fair value pricing may not always result in adjustments to the prices of securities or other assets or liabilities held by the Fund. It is possible that the fair value determined for a security may be materially different than the value that could be realized upon the sale of such security. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in the Fund.

A substantial portion of the Fund’s investments are U.S. dollar denominated investments. Investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using exchange rates obtained from pricing services. As a result, the NAV of the Fund’s Shares may be affected by changes in the value of currencies in relation to the U.S. dollar. International markets are sometimes open on days when U.S. markets are closed, which means that the value of foreign securities owned by the Fund, if any, could change on days when Fund Shares cannot be bought or sold. The value of investments traded in markets outside the U.S. or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed, and the NAV of the Fund’s Shares may change on days when an investor is not able to purchase or sell Shares in connection with a periodic repurchase offer. The calculation of the Fund’s NAV may not take place contemporaneously with the determination of the prices of foreign securities used in NAV calculations.

Section VIII.2 Intentionally Omitted.

Section VIII.3 By Whom Determined. (a) Subject to applicable federal law, including the 1940 Act, and Article VI hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or NAV of the Common Shares of the Trust or any series or classes thereof or net income attributable to the Common Shares of the Trust or any series or classes thereof, or the declaration and payment of dividends and distributions on the Shares of the Trust or any series or classes thereof and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

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(a)       Without limiting the powers of the Trustees under Section III.1 of Article III hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders such income and capital gains, accrued or realized, or returns of capital as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including reserves) determined in accordance with generally accepted accounting practices. Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same series or class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(b)       Inasmuch as the computation of net income and gains for Federal income and excise tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes after amended or modified.

Section VIII.4 Power to Modify. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the net asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the Code, the 1940 Act, any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

Article IX
DIVIDEND REINVESTMENT POLICY

Section IX.1 Dividend Reinvestment Policy. The Trust operates under a dividend reinvestment policy administered by the Transfer Agent. Pursuant to the policy, the Trust’s income dividends or capital gains or other distributions, net of any applicable U.S. withholding tax, are reinvested in the Trust. The Trust reserves the right to amend or terminate the dividend reinvestment policy.

Section IX.2 Automatic Reinvestment. Shareholders automatically participate in the dividend reinvestment policy, unless and until the Shareholder so notifies the Transfer Agent to withdraw from the program. Shareholders who do not wish to have distributions automatically reinvested should notify the Transfer Agent at least thirty (30) days prior to the record date of the distribution or the Shareholder will receive such distribution in Shares through the dividend reinvestment policy.

Article X
DURATION; DISSOLUTION AND TERMINATION
OF TRUST; AMENDMENT; MERGERS, ETC.

Section X.1 Duration and Termination.

(i)       Unless dissolved and terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved and terminated by the affirmative vote of at least a majority of the Shares of the Trust entitled to vote or by the Board by written notice to the shareholders. Upon the termination of the Trust,

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(ii)       The Trust shall carry on no business except for the purpose of winding up its affairs.

(iii)       The Board shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including (i) the power to pay or make reasonable provision to pay all claims and obligations of the Trust, including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown; (ii) the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section X.3 hereof shall receive the approval so required.

(iv)       If there are insufficient assets held with respect to the Trust, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to the Trust shall be distributed to the Shareholders of, ratably according to the number of Shares held by the several Shareholders on the record date for such dissolution distribution.

(v)       After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)       After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall provide for the making of all filings and applications required by law, and shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Thereupon, the Trustees shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section X.2 Amendment Procedure. The Declaration and Agreement of Trust may be amended with the approval of (i) the Board, including a majority of the Independent Trustees, if required by the 1940 Act, or (ii) if required, the approval of the shareholders by such vote as is required by the 1940 Act.

(a)       Except as specifically provided herein, the Trustees may, without Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed by a majority of the Trustees. Such an amendment shall be authorized by a Majority Shareholder Vote if it would limit the right of a Shareholder to vote under Section VI.10 or amend this Section X.2 or if Shareholder authorization is required by the 1940 Act, with the series and classes of Shares entitled to vote on such an amendment determined pursuant to Section VI.10 hereof; provided, for the avoidance of doubt, that the issuance of additional voting Shares would not, on its own, be considered to limit the right of a Shareholder to vote under Section VI.10 for purposes of this sentence. Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or (iii) permit assessments upon Shareholders.

(b)       An instrument in writing setting forth the amendment or an amended and restated Declaration, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees).

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Section X.3 Merger, Consolidation and Sale of Assets. Pursuant to an agreement of merger or consolidation, the Trust, may, by act of a majority of the Trustees, without the vote or consent of the Shareholders, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration that would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation may affect any amendment to this Declaration or the Bylaws or effect the adoption of a new declaration of trust or bylaws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Act.

Section X.4 Conversion to Other Business Entities. A majority of the Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act; (ii) the Shares of the Trust to be converted into beneficial interests in another business trust created pursuant to this Section X.4, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Shareholder Vote of the Trust, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust into beneficial interests in such separate business trust or trusts.

Section X.5 Incorporation. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, (i) cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest or (ii) cause the Trust to incorporate under the laws of Delaware.

Article XI
MISCELLANEOUS

Section XI.1 Registered Agent; Registered Office. The Registered Agent of the Trust within the State of Delaware for service of process, and the Registered Office of the Trust within the State of Delaware, shall be Vanguard Corporate Services Ltd., 3500 South Dupont Highway, Dover, Delaware 19901 in the County of Kent, or such other agent or place, respectively, as the Trustees may designate from time to time by any supplement to this Declaration, provided however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State of Delaware.

Section XI.2 Governing Law. The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

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Section XI.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section XI.4 Reliance by Third Parties. Any certificate executed by an officer of the Trust or a Trustee certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section XI.5 Provisions in Conflict with Law or Regulations.

(a)       The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a “regulated investment company” within the meaning of Section 851 of the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)       If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section XI.6 Use of Name. The Trust is adopting its name through permission of the firm Entoro Wealth, LLC, which is entering into a management or advisory contract with the Trust. Such contract shall make appropriate provisions that upon the termination of such contract for any reason, or if such firm, or a subsidiary, affiliate or successor thereof, deems it advisable to withdraw the right to the use of its name, the Trust will, at the request of such firm, or of a subsidiary, affiliate or successor thereof lawfully using the name, take such action as may be necessary to change its name to eliminate all use of or reference to the word “Entoro” in any form and will not use the word “Entoro” without the written consent of such firm, subsidiary, affiliate or successor. The Trust shall also agree in such contract that investment companies other than the Trust for which such firm or a subsidiary or successor thereof may act as investment adviser, and other companies affiliated with Entoro Wealth, LLC, may be formed with the words “Entoro” in their corporate titles. Such agreements on the part of the Trust are hereby made binding upon it, its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.

Section XI.7 Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)       The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section XI.7(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act);

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(b)       Unless a demand is not required under paragraph Section XI.7(a), Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent (10%) or more of all Shares issued and outstanding or of the series or classes thereof to which such action relates if it does not relate to all series and classes, shall join in the request for the Trustees to commence such action; and

(c)       Unless a demand is not required under Section XI.7(a), the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.

(d)       For purposes of this Section XI.7, the Board may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act). The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

(e)       Any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. Where demand is not required per Section XI.7, a Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Trust or such series or class joins in the bringing of such court action, proceeding or claim.

Section XI.8 General Direct Actions.

Section 11.8.1 General. To the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 11.8.2 shall apply.

Section 11.8.2 Required Conditions. No Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares or, if less than all outstanding series or classes are alleged to have been harmed in connection with the General Direct Action, 10% of the Shares in the respective series, class or classes alleged to have been harmed, join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(a)       the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees to authorize such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and

(b)       unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

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Section XI.9 Inspection of Records and Reports. To the fullest extent permitted by law, every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board may from time to time determine, except as otherwise required by law.

Section XI.10 Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Act, this Declaration or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Act, this Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper and (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section XI.11 Waiver of Jury Trial. IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

Section XI.12 Conversion. Notwithstanding any other provisions of this Declaration or the Bylaws, a favorable vote of not less than seventy-five percent (75%) of the Shares of the Trust entitled to vote on the matter, each affected series or class outstanding, voting as separate series or classes, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Common Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) entitled to vote on the matter shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” “to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section XI.13 Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof”, “herein” and hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

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IN WITNESS WHEREOF, the undersigned has executed this instrument this 10th day of April, 2020.

/s/ James C. Row
James C. Row
as Trustee and not individually

/s/ William Taylor
William Taylor
as Trustee and not individually

/s/ Dara Albright
Dara Albright
as Trustee and not individually

/s/ Tim Reynders
Tim Reynders
as Trustee and not individually

/s/ Truc To
Truc To
as Trustee and not individually

27